                                                                Exhibit 4.3




                         REGISTRATION RIGHTS AGREEMENT

                 THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of December 31, 1996, by and among Falconite, Inc., an Illinois corporation (the "Company"), Falconite Investments, L.P., a Colorado limited partnership ("FILP"), Joseph A. Falconite as Trustee of the Joseph A. Falconite Revocable Trust U/A/D December 17, 1996 ("Joseph Trust"), Michael A. Falconite as Trustee of the Michael A. Falconite Revocable Trust U/A/D December 17, 1996 ("Michael Trust"), Joseph A. Falconite ("Joseph"), Michael A. Falconite ("Michael"), Emilie Nicole Falconite ("Emilie"), Angela S. Grimm ("Grimm"), David Melber ("Melber"), Ralph W. McCurry ("McCurry") and Wanda Rene McCurry as Trustee of the Ralph W. McCurry Children's Trust U/A/D 12/30/96 ("McCurry Trust"). Each of FILP, Joseph Trust, Michael Trust, Joseph, Michael, Emilie, Grimm, Melber, McCurry and McCurry Trust is sometimes referred to herein individually as a "Shareholder" and collectively as the "Shareholders".

                              W I T N E S S E T H:

                 WHEREAS, the Shareholders are the holders of all of the issued and outstanding shares of the Company's Common Stock; and

                 WHEREAS, in connection that certain Recapitalization Agremeent, dated as of December 31, 1996, the parties agreed to execute and deliver this Agreement setting forth certain rights of the Shareholders with respect to registration under the Securities Act of 1933, as amended, of the shares of the Common Stock held by the Shareholders.

                 NOW, THEREFORE, in consideration of these premises, the covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

                                   Article 1

                     Registration of Registrable Securities

                 1.1 Certain Definitions. For purposes of this Agreement the following terms shall have the following meanings:

                          (a)     The term "Act" means the Securities Act of
1933, as amended;

                          (b)     The term "Common Stock" shall mean shares of
the Company's Common Stock, $.01 per value per share, and any stock or securities issued with respect to such Common Stock by reason of a stock dividend, stock split, combination of shares, recapitalization reclassification, merger, consolidation, corporate reorganization or otherwise;

                          (c)     The term "Exchange Act" means the Securities
Exchange Act of 1934, as amended;

                          (d)     The terms "register," "registered," and
"registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Act and the declaration or ordering of effectiveness of such registration statement;

                          (e)     The term "Registrable Securities" means the
shares of Common Stock held by the Shareholders; provided, however, such shares shall not be deemed to be Registrable Securities to the extent that the Company shall have received an opinion of counsel reasonably acceptable to the Company that such shares may be resold without registration under Rule 144 under the Act (or any successor rule) or an applicable exemption from registration under the Act.

                          (f)     The term "Rule 144" means Rule 144 under the
Act (or any similar rule then in force); and

                          (g)     The term "Holder" means (a) each of the
Shareholders, and (b) any other person holding Registerable Securities to whom the registration rights set forth in this Agreement have been transferred pursuant to Section 1.9.

                 1.2      Demand Registrations.

                          (a)     Requests for Registration.  At any time on or
after the expiration of 180 days following the consummation of the Company's initial public offering, as set forth in this Section 1.2 the Holders of a majority of the Registrable Securities may request registration under the Act of all or part of their Registrable Securities on Form S-1 or any similar long-form registration statement ("Long-Form Registrations") or on Form S-2 or S-3 or any similar short-form registration ("Short Form Registrations") if available. Each request for registration shall state that it is being made pursuant to this Section 1.2 and shall specify the number of Registrable Securities requested to be registered. Within ten days after receipt of such notice, the Company shall promptly notify all other Holders of such requested registration and as soon as practicable shall include, subject to the limitations of this Section 1.2 hereof, all Registrable Securities with respect to which the Company has received written requests for inclusion therein. All registrations requested pursuant to Sections 1.2(b) and 1.2(c) are referred to herein as "Demand Registrations."

                          (b)     Long-Form Registrations.  The Holders of a
majority of the Registrable Securities shall be entitled to request two Long-Form Registrations. A registration will not count as a permitted Long-Form Registration until it has become effective and unless the Holders of Registrable Securities are able to register and sell at least 75% of the Registrable Securities requested to be included in such registration.




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                          (c)     Short-Form Registrations.  In addition to the
Long-Form Registrations provided pursuant to Section 1.2(b), at any time after the Company has completed a public offering of the Company's Common Stock under the Act the holders of a majority of the Registrable Securities shall be entitled to request three Short-Form Registrations. Demand Registrations will be Short-Form Registrations whenever the Company is permitted to use any applicable short-form. After the Company has become subject to the reporting requirements of the Exchange Act, the Company will use commercially reasonable efforts to make Short-Form Registrations available for the sale of Registrable Securities.

                          (d)     Limitations on Demand Registrations.
Notwithstanding any other provision of this Section 1.2, the Company shall not be obligated to effect any Demand Registration within six months after the effective date of a previous Demand Registration. The Company may postpone for no more than 90 days in any 360-day period, the filing or the effectiveness of a registration statement of a Demand Registration if the Board of Directors, acting in good faith, believes that such Demand Registration might reasonably be expected to have an adverse effect on any proposal or plan to engage in any acquisition or disposal of stock or assets or any merger, consolidation, tender offer or similar transaction; provided that in such event, the Holders of Registrable Securities requesting such Demand Registration will be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration will not count as a Demand Registration; provided, however, that
(i) the Company may not exercise this right to delay a Demand Registration on more than one occasion during any period of 12 consecutive months and (ii) the Company shall reimburse each Holder for all expenses (including, without limitation, fees, expenses and disbursements of counsel) incurred in connection with any such registration prior to a delay by the Company.

                          (e)     Underwriting Requirements.  In connection
with any Demand Registration involving an underwriting, the Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters of recognized standing, reasonably acceptable to the Company, selected for such underwriting by a majority-in-interest of the Holders proposing to sell Registrable Securities pursuant to such Demand Registration. If a Demand Registration is an underwritten offering and the representative of the underwriters advises the Holders in writing that marketing factors require a limitation of the number of Registrable Securities to be included in the registration and underwriting, then, the number of shares of Common Stock that may be included in the registration and underwriting shall be allocated among all Holders in proportion, as nearly as practicable, to the respective aggregate amount of Registerable Securities proposed to be sold by such Holders at the time of initial filing the Registration Statement. If in connection with any Demand Registration involving





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an underwriting, the Holders requesting registration are unable for any reason to include in such registration all of the Registrable Securities for which registration has been requested, then such Holder or Holders shall be entitled to one additional Demand Registration pursuant to this Section 1.2. If the underwriter has not limited the number of Registerable Securities to be underwritten, then the Company may include securities for its own account or for the account of others in such registration if the underwriter so agrees in writing and if the number of Registerable Securities that would otherwise have been included in such registration and underwriting will not thereby be limited for any reason, including but not limited to the price for which the Registerable Securities will be sold.

                          (f)     Expenses of Demand Registration.  All
expenses incurred in connection with a Demand Registration (excluding underwriters' discounts and commissions), including without limitation all registration and qualification fees, fees and expenses of compliance with securities or blue sky laws, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to this Section 1.2 if the registration request is subsequently withdrawn, unless the Holders agree to forfeit their right to a demand registration pursuant to this Section 1.2.

                 1.3 Piggyback Registrations. If at any time after the expiration if 180 days after the consummation of the Company's initial public offering, the Company proposes to register any of its Common Stock under the Act and the registration form to be used can be used to register the resale of the Common Stock (other than a registration statement (A) on Form S-8 or any successor form relating to securities issuable pursuant to any benefit plan; or
(B) on Form S-4, or any successor form to each such form relating to an exchange offer or relating to a transaction pursuant to Rule 145 of the Act), the Company shall, each such time, promptly give the Holders written notice of such determination to effect such a registration not later than twenty (20) days prior to the anticipated date of filing with the Securities and Exchange Commission (the "Commission") of the registration statement. Upon the written request of any of the Holders given within fifteen (15) days after mailing of any such notice by the Company, as part of the registration to which such notice relates, the Company shall use its best efforts to cause to be registered under the Act all of the Registrable Securities that the Holders have requested to be registered.

                          (a)     Underwritten Offerings.  If the registration
of which the Company gives notice is for a registered public offering involving an underwriting, then the Company shall so advise the Holders as a part of such written notice. In such event, the right of the Holders to registration pursuant to this Section shall be





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conditioned upon the Holders' agreeing to participate in such underwriting upon the terms and condition as shall be negotiated by the Company, and the inclusion of the Registrable Securities in the underwriting to the extent provided herein. The Holders proposing to distribute securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provisions of this Section, if the underwriter determines in writing, in its sole and absolute discretion, that marketing factors require a limitation of the number of shares to be underwritten, then the underwriter may exclude some or all Registrable Securities from such registration and underwriting in accordance with the provisions of this Section; provided, however, that if any securities are being offered for the account of any holder of the Company's securities other than the Holders, the reduction in the number of Registrable Securities included in such registration shall not represent a greater percentage of the amount of Registrable Securities originally requested to be registered and sold in such registration than the lowest percentage reduction imposed upon any holder of the Company's securities other than the Holders. The Company shall so advise the Holders distributing securities through such underwriting, and the number of Registrable Securities that may be included in the registration and underwriting on behalf of the Holders shall be allocated among the Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities which the Holders requested to be included in the registration. If the Holders disapprove of the terms of any such underwriting, then the Holders may elect to withdraw therefrom by written notice to the Company and the underwriter. Any securities so excluded or withdrawn from such underwriting shall be withdrawn from such registration.

                          (b)  Expenses of Piggyback Registrations. In the case
of any registration effected pursuant to this Section, any additional registration and qualification fees and expenses, and any additional costs (other than underwriters discounts and commissions) that result from the inclusion of securities held by the Holders participating in the registration shall be borne by the Company. In addition, the reasonable fees and disbursements of one counsel for the selling Holders shall be borne by the Company.

                 1.4 Obligations of the Company. If the Company is required to use its best efforts to effect a registration of the Registrable Securities under this Agreement, the Company shall:

                          (a)     file with the Commission a registration
statement on an appropriate form of registration statement with respect to the Registrable Securities as soon as practicable after receipt of the written request from the Shareholders to do so and use its best efforts thereafter to cause such registration statement to become effective;





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
                          (b)     prepare and file as soon as reasonably
practicable with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and such prospectus current and to comply with the provisions of the Act with respect to the disposition of the Registrable Securities until the earlier of (A) such time as all of the Registrable Securities have been disposed of in accordance with the intended methods of disposition by the Holders; (B) the expiration of six months from the effective date of such registration statement; or (C) such time as the Registrable Securities are otherwise freely tradeable;

                          (c)     furnish such number of copies of the
registration statement, the preliminary prospectus, term sheet (if any) and prospectus included in such registration statement, and each amendment and supplement thereto, as the Holders may reasonably request;

                          (d)     use its best efforts to register or qualify
the Registrable Securities under the applicable state securities laws as reasonably necessary for the intended distribution of the Registrable Securities and to keep such registration or qualification in effect for so long as the registration statement filed with the Commission remains in effect as provided in (b), above, provided that Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction in which it would not otherwise be obligated to be so qualified, or to subject itself to taxation in any such jurisdictions or to consent to general service of process in any such jurisdiction, or to qualify as a dealer in securities;

                          (e)     notify the Holders, at any time when a
prospectus is required to be delivered by the Holders under the Act, upon discovery by the Company that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, whereupon the Holders shall suspend any offers or sales of the Registrable Securities until such time as such prospectus, as amended or supplemented from time to time, shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;

                          (f)     list the Registrable Securities on any
securities exchange (and/or on any system of automated dissemination of quotations of securities prices) on which shares of the Common Stock are at any time listed, upon official notice of issuance, and maintain such listing, or, if not so listed, to be listed upon The Nasdaq Stock Market and to maintain such listing; and





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
                          (g)     furnish (or cause to be furnished) to each
Holder, all undertakings, agreements, certificates, opinions, financial statements and (if reasonably requested by such Holders) "comfort letters" of the sort customarily provided to selling shareholders in secondary distributions and to the managing underwriters, if the transaction in question is or were an underwritten public offering.

                 1.5 Obligations of the Holders. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement that the Holders shall furnish to the Company such information regarding them, the Registerable Securities held by them, and the intended method of disposition of such securities as the Company shall reasonably request and as shall be required in connection with the action to be taken by the Company.

                 1.6 Black-Out Period Agreement. In consideration for the Company agreeing to its obligations under this Agreement, the Holders agree in connection with any registration of the Company's securities (other than pursuant to a registration statement (A) on Form S-8 or any successor form relating to securities issuable pursuant to any benefit plan; or (B) on Form S-4, or any successor form relating to an exchange offer or relating to a transaction pursuant to Rule 145 under the Act) that, upon the request of the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any of the Common Stock (other than those included in the registration) without the prior written consent of such underwriters for ninety (90) days from the effective date of such registration or such shorter period as may be agreed to by the underwriters with regard to such dispositions of the Common Stock by executive officers and directors of the Company.

                 1.7 Delay of Registration. No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

                 1.8 Rule 144 Reporting. With a view toward making available to the holders of Common Stock the benefits of certain rules and regulations of the Commission which may permit the sale of the Common Stock to the public without registration, the Company agrees to use its best efforts to:

                          (a)     make and keep current public information
available, within the meaning of Rule 144 or any similar or analogous rule promulgated under the Act, at all times after it has become subject to the reporting requirements of the Exchange Act;

                          (b)     file with the Commission, in a timely manner,
all reports and other documents required of the Company under the





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
Act and the Exchange Act (after it has become subject to the reporting requirements); and

                          (c)     so long as any party hereto owns any
Registrable Securities, furnish to such party forthwith upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time commencing 90 days after the effective date of the first registration filed by the Company for an offering of its securities to the general public), the Act and the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as such party may reasonably request in availing itself of any rule or regulation of the Commission allowing it to sell any such securities without registration.

                 1.9 Transfer of Registration Rights. The registration rights of the Shareholders under this Agreement may not be transferred to any transferee except a transferee who is the heir or personal representative of a Shareholder or a revocable trust voluntarily established by him primarily for his benefit.

                                   Article 2

                                Indemnification

                 2.1 General Indemnification. In connection with any registration or qualification of the Registrable Securities under this Agreement, (i) the Company shall indemnify and hold harmless each of the Shareholders, including but not limited to each person, if any, who controls a Shareholder within the meaning of Section 15 of the Act, against all losses, claims, damages, liabilities and expenses (including but not limited to reasonable expenses incurred in investigating, preparing and defending against any claim) to which a Shareholder or such controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as the same arise out of or are based upon or are caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) furnished pursuant to this Agreement or insofar as the same arise out of or are based upon or are caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are ultimately determined to have arisen out of or were based upon or were caused by any untrue statement or alleged untrue statement or omission or alleged omission based upon written information furnished to the Company by or on behalf of any Shareholder or any such control person for inclusion in any registration statement or prospectus (and any amendments or supplements thereto), and (ii) the Shareholders severally and not jointly, shall indemnify the Company, its affiliates, any person who signed any registration statement, and





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their respective officers, directors and control persons against all such losses, claims, damages, liabilities and expenses (including but not limited to reasonable expenses incurred in investigating, preparing and defending against any claim) insofar as the same are ultimately determined to have arisen out of or were based upon or were caused by any such untrue statement or alleged untrue statement or any such omission or alleged omission based upon written information furnished to the Company by or on behalf of any Shareholder or any such control person for the inclusion in any registration statement or prospectus (and any amendments or supplements thereto); provided, however, that the liability of each Shareholder under this Section 2.1 shall be limited to net proceeds actually received by such Shareholder pursuant to a prospectus included in a registration statement under this Agreement.

                 2.2 Notice of, and Procedures for, Collecting Indemnification. Promptly upon receipt by a party indemnified under this Agreement of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this Agreement, such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure so to notify the indemnifying party shall not relieve it of any liability which it may have to any indemnified party otherwise than under this Agreement unless such failure shall materially and adversely affect the defense of such action. In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable expenses incurred in investigating, preparing and defending against any claim) shall be paid by the indemnified party unless (a) the indemnifying party agrees to pay the same, (b) the indemnifying party fails to assume the defense of such action with counsel reasonably satisfactory to the indemnified party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party), or (c) the named parties to any such action (including any impleaded parties) have been advised by such counsel that representation of such indemnified party and the indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party). In the event that either of the circumstances described in clauses (b) and (c) of the sentence immediately preceding shall occur, the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of any such action, with the expenses and fees of such separate counsel and other expenses

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related to such participation to be reimbursed by the indemnifying party as incurred. No indemnifying party shall be liable for any settlement entered into without its consent, which consent shall not be unreasonably withheld or delayed.

                                   Article 3

                                 Miscellaneous

                 3.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be given to such party at its address or telecopier number set forth on the signature page hereof, or such other address or telecopier number as such party may hereinafter specify for the purpose. Each such notice, request or other communication shall be effective (a) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 3.1 and the transmitting telecopier receives confirmation of delivery, (b) if given by overnight air courier, on the next business day after the date of shipment, or
(c) if given by any other means, when delivered at the address referred to in, or specified by such party pursuant to, this Section 3.1.

                 3.2 Amendment and Waiver. The provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and the Holders of a majority of the Registrable Securities.

                 3.3 Counterparts. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

                 3.4 Binding on Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of and be enforceable by and against the parties hereto and their respective successors and permitted assigns in accordance with the terms hereof.

                 3.5 Headings. The headings in the sections and subsections of this Agreement are inserted for convenience only and in no way alter, amend, modify, limit or restrict the contractual obligations of the parties.

                 3.6 Severablity. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohbiited by or invalid under applcable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

                 3.6 Arbitration. Any and all disputes relating to this Agreement and the transactions contemplated hereby (including, without limitation, that a party hereto is entitled to indemnification and/or the amount thereof) shall be settled by binding arbitration before a single commercial arbitrator in St. Louis, Missouri. The disputing parties shall jointly select a single arbitrator from a list furnished by the American Arbitration Association, and if such parties cannot agree on an arbitrator within ten (10) days after either party requested the other to select a mutually agreeable arbitrator, then an arbitrator shall be appointed by the American Arbitration Association. The decision and/or award of any such arbitrator shall be final and binding upon all parties having an interest in the dispute.

                 3.7 Entire Agreement; Law Governing. All prior negotiations and agreements between the parties hereto are superseded by this Agreement, and there are no representations, warranties, understandings or agreements other than those expressly set forth herein, except as modified in writing concurrently herewith or subsequent hereto. This Agreement shall be governed by and construed and interpreted according to the internal laws of the State of Illinois, determined without reference to conflicts of law principles.

                            *          *          *

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                 IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be executed by their duly authorized representatives on the day and year first above written.

                 THIS CONTRACT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

                                    FALCONITE, INC.



                                    By: /s/ Michael A. Falconite
                                        --------------------------------------
                                            Michael A. Falconite
                                            President


                                    FALCONITE INVESTMENTS, L.P.
                                      By MICHAEL A. FALCONITE REVOCABLE
                                      TRUST U/A/D 12/17/96, its
                                      Managing General Partner


                                            By:/s/ Michael A. Falconite
                                               -------------------------------
                                                Michael A. Falconite  Trustee


                                    JOSEPH A. FALCONITE REVOCABLE TRUST
                                      U/A/D 12/17/96


                                    By: /s/ Joseph A. Falconite
                                        --------------------------------------
                                            Joseph A. Falconite, Trustee


                                    MICHAEL A. FALCONITE REVOCABLE
                                      TRUST U/A/D 12/17/96


                                    By: /s/ Michael A. Falconite
                                        --------------------------------------
                                            Michael A. Falconite, Trustee


                                    /s/ Joseph A. Falconite
                                    ------------------------------------------
                                    Joseph A. Falconite
                                    Address:         3835 Londonderry Drive
                                                     Paducah, Kentucky  42001


                                    /s/ Michael A. Falconite
                                    ------------------------------------------
                                    Michael A. Falconite
                                    Address:         6305 Turnberry Drive
                                                     Paducah, Kentucky  42001

                                    /a/ Emilie Nicole Falconite
                                    ------------------------------------------
                                    Emilie Nicole Falconite
                                    Address:         2114 West Park Drive
                                                     Paducah, Kentucky  42001



                                    /s/ Angela S. Grimm
                                    ------------------------------------------
                                    Angela S. Grimm
                                    Address:         6305 Turnberry Drive
                                                     Paducah, Kentucky  42001


                                    /s/ David Melber
                                    ------------------------------------------
                                    David Melber
                                    Address:         610 Springwell Lane
                                                     Paducah, Kentucky  42001


                                    /s/ Ralph W. McCurry
                                    ------------------------------------------
                                    Ralph W. McCurry
                                    Address:         217 Sunset Circle
                                                     Madison, Alabama  35758


                                    RALPH W. MCCURRY CHILDREN'S TRUST
                                    U/A/D 12/30/96


                                    By: /s/ Wanda Rene McCurry
                                        --------------------------------------
                                            Wanda Rene McCurry, Trustee





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